Exhibit 10.41

CHANGE ORDER FORM

(for use when the Parties execute the Change Order pursuant to Section 32 of the General Conditions)

PROJECT NAME:	Sabine Pass LNG Project (Phase 2)
CHANGE ORDER NUMBER:	004
DATE OF CHANGE ORDER:	October 24, 2008
PURCHASER:	Sabine Pass LNG, L.P.
TANK CONTRACTOR:	Diamond LNG, LLC and Zachry Construction Corporation
CONTRACT NO.	25279-004-OC2-MTD0-00002
DATE OF AGREEMENT:	July 21, 2006

The Agreement between the Parties listed above is charged as follows: (attach additional documentation if necessary)

Description:

A) Schedule: As a result of ALL Force Majeure events that occurred from July 1, 2007 to August 31, 2008, fifteen (15) working days have been granted (Refer to attached ZD-SPLNG-0043, CO Request, Pre Ike force majeure Delays, dated October 22, 2008), the TANK CONTRACT Milestone Dates are modified as follow:

a.	Target Milestone Date for Mechanical Completion (TARGET):

i.	Tank S-104 from March 20, 2009 to April 10, 2009

ii.	Tank S-105 from May 30, 2009 to June 20, 2009

b.	Mechanical Completion and Ready for Cold Down (RFCD):

i.	Tank S-104 from May 19, 2009 to June 9, 2009;

ii.	Tank S-105 from July 29, 2009 to August 19, 2009.

B) Pricing & Cost:

1)	Increase the TANK CONTRACT Lump Sum Price by a total Lump Sum of $800,000 for the change in the exterior coating of the LNG Tanks. Refer to attached ZD-SPLNG-0038, Change Order Request for Alternative Paint System, dated September 9, 2008 and in accordance and full compliance with PBC Proposal 2008-402-I-RC Recommended Cleaning and Painting Specifications (Proposal dated July 24, 2008).

2)	Revise the TANK CONTRACT Louisiana Sales and Use Tax Allowance from $5,349,473 to $3,349,473. This Change Order revises only the amount of the Louisiana Sales and Use Tax Allowance, and is not the actual amount of Louisiana Sales and Use Tax paid by Tank Contractor.

Adjustment to Contract Price:
The original contract price was	$139,086,293

Net Change by previously authorized Change Orders	$1,726,254

The Contract Price prior to this Change Order	$140,812,547

The Contract Price will be decreased by this Change Order amount of	$(1,200,000)

The New Contract Price including this Change Order will be	$139,612,547

Upon execution of this Change Order by Sabine Pass LNG, L.P. and Diamond LNG, LLC and Zachry Construction Corporation the above referenced change shall become a valid and binding part of the original agreement without exception or qualification unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and Condition of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Purchaser:		Tank Contractor:
Sabine Pass LNG, L.P.		Diamond LNG, LLC and Zachry Construction
Corporation

By:	Sabine Pass LNG-GP, Inc.,
Its general partner

Authorized Signature:	/s/ Ed Lehotsky	Authorized Signature:	/s/ Hidekazu Shibuya

Name:	Ed Lehotsky	Name:	Hidekazu Shibuya

Title:	VP LNG Proj Mgt	Title:	VP. Commercial

Date of Signing:	24 Nov 2008	Date of Signing:	Dec. 4, ‘08